Exhibit No. 23

INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Butler International, Inc. on Form S-8 of our reports dated March 26, 1996 and June 25, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Butler International, Inc. for the year ended
December 31, 1995 and in the Annual Report on Form 11-K of the Butler Service Group, Inc. 401(k) Plan for the year ended December 31, 1995, respectively.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Parsippany, New Jersey
February 21, 1997